Amendment to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin Templeton Distributors, Inc.

Kansas City Life Insurance Company

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and Kansas City Life Insurance Company (the “Agreement”) is hereby amended as follows:

Schedule D of the Agreement is hereby deleted in its entirety and replaced with the Schedule D attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of February 1, 2003.

Franklin Templeton Variable Insurance Products Trust

By:           /s/ Karen L. Skidmore

Name:                      Karen L. Skidmore

Title:                      Assistant Vice President

Franklin Templeton Distributors Inc.

By:           /s/ Philip J. Kearns

Name:                      Philip J. Kearns

Title:                      Senior Vice President

Kansas City Life Insurance Company

By:           /s/ William A. Schalekamp

Name:                      William A. Schalekamp

Title:                      Senior Vice President

Schedule D

Contracts of the Company

	Contract 1	Contract 2	Contract 3
Contract/Product Name	Kansas City Life Variable Life	Kansas City Life Survivorship VUL	Century II Variable Annuity
Registered (Y/N)	Yes	Yes	Yes
SEC Registration Number	333-25443 33-95354	333-25443 33-95354	33-89984
Representative Form Numbers	J146	J150	J147
Separate Account Name/Date Established	Kansas City Life Variable Life Separate Account/April 24, 1995	Kansas City Life Variable Life Separate Account/April 24, 1995	Kansas City Life Variable Annuity Separate Account/January 23, 1995
SEC Registration Number	811-9080	811-9080	811-8994
Portfolios and Classes	Templeton International Securities Fund Class 2 Franklin Small Cap Fund Class 2 Franklin Real Estate Fund Class 2 Templeton Developing Markets Securities Fund Class 2	Templeton International Securities Fund Class 2 Franklin Small Cap Fund Class 2 Franklin Real Estate Fund Class 2 Templeton Developing Markets Securities Fund Class 2	Templeton International Securities Fund Glass 2 Franklin Small Cap Fund Class 2 Franklin Real Estate Fund Class 2 Templeton Developing Markets Securities Fund Class 2

	Contract 4	Contract 5	Contract 6
Contract/Product Name	Century II VUL Alliance Series	Century II VA Affinity Series	Century II Heritage Survivorship VUL
Registered (Y/N)	Yes	Yes	Yes
SEC Registration Number	333-49000	333-52290	333-76256
Representative Form Numbers	J155	J157	J158
Separate Account Name/Date Established	Kansas City Life Variable Life Separate Account/April 24, 1995	Kansas City Life Variable Annuity Separate Account/January 23, 1995	Kansas City Life Variable Life Separate Account/April 24, 1995
SEC Registration Number	811-9080	811-8994	811-9080
Portfolios and Classes	Templeton International Securities Fund Class 2 Franklin Small Cap Fund Class 2 Franklin Real Estate Fund Class 2 Templeton Developing Markets Securities Fund Class 2	Templeton International Securities Fund Class 2 Franklin Small Cap Fund Class 2 Franklin Real Estate Fund Class 2 Templeton Developing Markets Securities Fund Class 2	Templeton International Securities Fund Class 2 Franklin Small Cap Fund Class 2 Franklin Real Estate Fund Class 2 Templeton Developing Markets Securities Fund Class 2

Contract 7
Contract/Product Name	Century II Freedom Variable Annuity
Registered (Y/N)	Yes
SEC Registration Number	333-98805
Representative Form Numbers	J159
Separate Account Name/Date Established	Kansas City Life Variable Annuity Separate Account/January 23, 1995
SEC Registration Number	811-8994
Portfolios and Classes	Templeton International Securities Fund Class 2 Franklin Small Cap Fund Class 2 Franklin Real Estate Fund Class 2 Templeton Developing Markets Securities Fund Class 2